UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2022

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On November 23, 2022, LuxUrban Hotels Inc. (the “Company” or “we” and related pronouns), consummated a loan agreement (the “Loan Agreement”) with private investors under which we sold the investors 15% original issue discount notes having an aggregate principal amount of $2,875,000 (“November 2022 Investor Notes”). The November 2022 Investor Notes bear interest at 5% per annum, with all accrued interest payable at maturity (May 27, 2023).

The Loan Agreement continues our existing relationship with the investors to which we previously sold, in private placements, 15% original issue discount notes (“Prior Investor Notes”) and five-year warrants (“Prior Investor Warrants”). As of the date of this Current Report and giving effect to the November 2022 Investor Notes, we have approximately $9.4 million aggregate principal amount of promissory notes outstanding.

The November 2022 Investor Notes (together with the Prior Investor Notes) are secured by a first priority security interest in all of our assets until such time as such notes are repaid or, in the case of the Prior Investor Notes, repaid or alternatively converted into our common stock, under the terms thereof. The November 2022 Investor Notes are not convertible into equity in any respect and no warrants were issued in connection with the Loan Agreement.

The funds we received under the November 2022 Investor Notes will be used as cash collateral for letters of credit delivered as security deposits in connection with the leasing of hotel properties and for general corporate and working capital purposes

We may prepay the November 2022 Investor Notes (pro ratably with the Prior Investor Notes) in whole or in part at any time or from time to time, upon at least five (5) business days prior written notice to the note holders, during which period such holders shall have the opportunity to exercise certain conversion rights as further described herein. If we exercise our right to prepay the notes, we shall make payment to the holders within three (3) business days after such five (5) business day period of an amount in cash equal to the sum of the then outstanding principal amount of the notes and accrued interest thereon, plus a prepayment premium equal to 15% of the principal amount of the notes being prepaid.

we also entered into the Revenue Share Agreement with the investors attached as an exhibit to this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
10.1†	Form of November 2022 Investor Note
10.2†	Loan Agreement
10.3†	Amended and Restated Security and Guaranty Agreement
10.4	Revenue Share Agreement
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

†

Certain of the exhibits and schedules to this agreement have been omitted in accordance with Regulation S-K

Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2022	LUXURBAN HOTELS INC.

	By:	/s/ Shanoop Kothari
Name: Shanoop Kothari
Title: Chief Financial Officer